EXHIBIT 99

ICOS Corporation Reports Results for 2005 Third Quarter; Lilly ICOS LLC Achieved First Quarterly Profit in its History; Positive Results from Phase 2 Study of Tadalafil to Treat Symptoms of BPH

    BOTHELL, Wash.--(BUSINESS WIRE)--Nov. 3, 2005--ICOS Corporation (Nasdaq:ICOS) today released its financial results for the three and nine months ended September 30, 2005 and summarized recent events.
    Lilly ICOS LLC (Lilly ICOS), a 50/50 joint venture between ICOS Corporation and Eli Lilly and Company that is marketing Cialis(R) (tadalafil)(1) for the treatment of erectile dysfunction (ED), reported 2005 third quarter net income of $19.8 million, compared to a net loss of $21.4 million in the 2004 third quarter -- an improvement of $41.2 million. Profitability was achieved as a result of sustained growth in sales of Cialis around the world and reductions in marketing and selling expenses. Worldwide sales of Cialis in the third quarter of 2005, totaled $195.1 million, an increase of 27% compared to $154.1 million in the third quarter of 2004.
    For the nine months ended September 30, 2005, Lilly ICOS reported a net loss of $23.6 million, compared to a net loss of $230.6 million for the nine months ended September 30, 2004. Worldwide sales of Cialis for the first nine months of 2005, totaled $536.1 million, an increase of 34% compared to $399.6 million in the first nine months of 2004.
    Lilly ICOS recently announced positive results with tadalafil from a double-blind, placebo-controlled clinical study in the treatment of urinary symptoms in men with benign prostatic hyperplasia (BPH). The Phase 2 proof-of-concept study demonstrated clinically meaningful and statistically significant improvement in the primary endpoint, the International Prostate Symptom Score (IPSS). In addition, tadalafil demonstrated statistically significant improvement relative to placebo on most of the secondary endpoints included in the study.
    "We are extremely pleased with the robust results of the Phase 2 proof-of-concept study in BPH," commented Paul Clark, ICOS Chairman, President and CEO. "In this study, a new mechanism -- a PDE5 inhibitor -- delivered promising results that, if confirmed in Phase 3 studies, might offer a new, once-a-day treatment of urinary symptoms for men with BPH. For the more than 50 percent of men with BPH who also suffer from ED, tadalafil might offer a unique profile."
    David Goodkin, M.D., ICOS Senior Vice President and Chief Medical Officer, added, "Other treatment opportunities are also being pursued with tadalafil, including pulmonary arterial hypertension, a rare but life-threatening disease, and hypertension, a common disorder which dramatically increases the risk of cardiovascular complications. Tadalafil relaxes smooth muscle cells within the walls of blood vessels. As a result, we think tadalafil may have potential as a once-a-day treatment for these conditions."

    Financial Results

    For the three months ended September 30, 2005, ICOS reported a net loss of $11.5 million ($0.18 per share), compared to a net loss of $26.6 million ($0.42 per share) for the three months ended September 30, 2004.
    Equity in earnings of Lilly ICOS was $10.0 million in the 2005 third quarter, compared to equity in losses of $10.5 million in the third quarter of 2004, reflecting the aforementioned $41.2 million improvement in Lilly ICOS' results.
    ICOS Corporation's total revenue was $20.8 million in the third quarter of 2005, compared to $19.7 million in the third quarter of 2004.
    Collaboration revenue from Lilly ICOS totaled $13.6 million in the 2005 third quarter, compared to $14.0 million in the corresponding period of the prior year. The decrease primarily reflects a reduction in Lilly ICOS' reimbursement of the cost of our sales force, from 100% in 2004, to 60% beginning in January 2005, partially offset by higher revenue for research and development activities conducted on behalf of Lilly ICOS.
    Co-promotion services revenue was $1.8 million in the 2005 third quarter. We began promoting AndroGel(R) (testosterone gel) to physicians, on behalf of Solvay Pharmaceuticals, Inc., in February 2005. We receive a fee per-sales-call, up to a maximum number of calls. We expect to complete the remaining billable sales calls for this year by the end of November 2005. The agreement will not be extended into 2006.
    Total operating expenses were $42.0 million for the three months ended September 30, 2005, compared to $35.6 million for the three months ended September 30, 2004.
    Research and development expenses increased $3.5 million from the three months ended September 30, 2004, to $21.4 million for the three months ended September 30, 2005. The increase was primarily due to higher expenses associated with our discovery and preclinical research programs and incremental development activities being performed by ICOS personnel on behalf of Lilly ICOS, partially offset by the impact of the discontinuation of a clinical program in the 2005 first quarter.
    For the nine months ended September 30, 2005, ICOS reported a net loss of $80.5 million ($1.26 per share), compared to a net loss of $164.8 million ($2.60 per share) for the nine months ended September 30, 2004. The 2005 decrease is primarily due to lower Lilly ICOS losses, partially offset by the reduced reimbursement of the cost of our sales force.
    At September 30, 2005, we had cash, cash equivalents, investment securities and associated interest receivable of $167.8 million.

    Financial Guidance

    Lilly ICOS' net income for the year ending December 31, 2005, is expected to be around $30 million, plus or minus $7 million. The level of Cialis sales achieved is the primary variable that will affect Lilly ICOS' results for 2005. We presently expect 2005 worldwide Cialis net product sales around $730 million to $750 million. We also expect Lilly ICOS' selling, general and administrative expenses to decline, in the fourth quarter of 2005, compared to both the fourth quarter of 2004 and the third quarter of 2005.
    We presently expect that ICOS Corporation's net loss for the year ending December 31, 2005, will be in the range of $77 million ($1.20 per share) to $82 million ($1.28 per share), assuming 2005 net income of $30 million for Lilly ICOS.
    The expected decrease in ICOS' net loss in 2005, compared to $198 million ($3.13 per share) in 2004, is primarily due to our expectation that Lilly ICOS will be profitable in 2005, compared to Lilly ICOS having reported a net loss of $262 million in 2004.

    ICOS Corporation, a biotechnology company headquartered in Bothell, Washington, is dedicated to bringing innovative therapeutics to patients. Through Lilly ICOS LLC, ICOS is marketing its first product, Cialis (tadalafil), for the treatment of erectile dysfunction. ICOS is working to develop treatments for serious unmet medical needs such as pulmonary arterial hypertension, benign prostatic hyperplasia, hypertension, cancer and inflammatory diseases.

    Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause our results and the timing and outcome of events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with product commercialization, research and clinical development, regulatory approvals, manufacturing, collaboration arrangements, liquidity, competition, intellectual property claims, litigation and other risks detailed in our latest Quarterly Report on Form 10-Q and our other public filings with the Securities and Exchange Commission.
    The forward-looking statements contained in this press release represent our judgment as of the date of this release. We undertake no obligation to publicly update any forward-looking statements. The biotechnology and pharmaceutical businesses are risky and there can be no assurance that any of our products or product candidates will achieve commercial success or that competing therapies will not pre-empt market opportunities that might exist for any of our products or product candidates.

    Conference Call

    As previously announced, today, beginning at 4:30 p.m. EST, ICOS will host a conference call to review 2005 third quarter financial results and related matters, including financial guidance and plans for the remainder of 2005. The conference call can be accessed as a webcast at www.icos.com, in the Investor/Events section, or by telephone, using the Passcode 795469, live at 612-332-0932, or as a replay at 320-365-3844. The webcast will be available through November 10, 2005. The telephone replay will be available until November 4, 2005 at 8:30 p.m. EST.

    (1) Cialis(R) is a registered trademark of Lilly ICOS LLC.

    Selected financial data follows


                  ICOS Corporation and Subsidiaries
                 SELECTED CONSOLIDATED FINANCIAL DATA
                (in thousands, except per share data)
                             (unaudited)

                               Three Months Ended  Nine Months Ended
                                 September 30,       September 30,
                               ------------------  -------------------
                                 2005      2004      2005       2004
                               --------  --------  --------  ---------
Condensed Consolidated
 Statements of Operations:

Revenue:
 Lilly ICOS collaboration     $ 13,628  $ 13,958  $ 36,681  $  42,722
 Contract manufacturing          5,347     5,786    11,323     11,471
 Co-promotion services           1,791         -     4,634          -
                               --------  --------  --------  ---------
     Total revenue              20,766    19,744    52,638     54,193
                               --------  --------  --------  ---------
Operating expenses:
 Research and development       21,435    17,933    64,943     52,723
 Marketing and selling          10,871     9,827    31,854     29,730
 Cost of contract
  manufacturing                  4,350     3,617     9,432      9,121
 General and administrative      5,324     4,179    15,296     12,380
                               --------  --------  --------  ---------
     Total operating expenses   41,980    35,556   121,525    103,954
                               --------  --------  --------  ---------
           Operating loss      (21,214)  (15,812)  (68,887)   (49,761)
Other income (expense):
 Equity in income (losses) of
  Lilly ICOS                    10,038   (10,528)  (11,330)  (114,855)
 Interest expense               (1,704)   (1,704)   (5,113)    (5,120)
 Interest and other income       1,426     1,444     4,867      4,935
                               --------  --------  --------  ---------
Net loss                      $(11,454) $(26,600) $(80,463) $(164,801)
                               ========  ========  ========  =========

Net loss per common share -
 basic and diluted            $  (0.18) $  (0.42) $  (1.26) $   (2.60)
                               ========  ========  ========  =========

Weighted-average common shares
 outstanding - basic and
 diluted                        64,075    63,498    63,940     63,388
                               ========  ========  ========  =========


Condensed Consolidated
 Balance Sheets:               Sept. 30, Dec. 31,
                                2005      2004
                               --------  --------
Cash, cash equivalents,
 investment securities and
 interest receivable          $167,820  $275,769
Receivable from Lilly ICOS      20,172    15,053
Investment in Lilly ICOS        11,995         -
Property and equipment, net     18,383    19,206
Deferred financing costs and
 other                          14,010    14,953
                               --------  --------
     Total assets             $232,380  $324,981
                               ========  ========

Due to Lilly ICOS             $      -  $ 14,147
Other current liabilities       20,490    25,656
Convertible subordinated debt  278,650   278,650
Stockholders' equity (deficit) (66,760)    6,528
                               --------  --------
     Total liabilities and
      stockholders' equity
      (deficit)               $232,380  $324,981
                               ========  ========


                  ICOS Corporation and Subsidiaries
            SUMMARIZED OPERATING RESULTS OF LILLY ICOS LLC
                            (in thousands)
                             (unaudited)

                                               2005
                                ------------------------------------
                                  Q1        Q2       Q3       TOTAL
                               --------- -------- --------- ---------
Revenue:
  Product sales,
   net
    United States              $ 42,744  $ 71,118  $ 77,438  $191,300
    Europe                       56,264    60,925    61,992   179,181
    Canada and
     Mexico                      12,186    13,839    14,727    40,752
                                --------- --------- --------- --------
                                111,194   145,882   154,157   411,233
  Royalties                       7,790     9,010     8,172    24,972
                                --------  --------  --------  --------
     Total revenue              118,984   154,892   162,329   436,205
                                --------  --------  --------  --------
Expenses:
  Cost of sales (a)               9,752    11,934    12,378    34,064
  Selling, general
   and
   administrative               137,027   126,232   112,152   375,411
  Research and
   development                   13,874    18,413    18,035    50,322
                                --------  --------  --------  --------
     Total expenses             160,653   156,579   142,565   459,797
                                --------  --------  --------  --------
Net income
 (loss)(a)                     $(41,669) $ (1,687) $ 19,764  $(23,592)
                                ========  ========  ========  ========
ICOS Corporation's
 share of net
 income (loss)                 $(20,679) $   (689) $ 10,038  $(11,330)
                                ========  ========  ========  ========


                                          2004
                    --------------------------------------------------
                       Q1        Q2        Q3        Q4       TOTAL
                   ---------- --------- --------- --------- ----------

Revenue:
  Product sales,
   net
    United States  $  32,807  $ 50,768  $ 70,226  $ 52,783  $ 206,584
    Europe            36,356    45,301    43,414    52,859    177,930
    Canada and
     Mexico            5,854     8,931     9,380    13,063     37,228
                    ---------- --------- --------- --------- ---------
                      75,017   105,000   123,020   118,705    421,742
  Royalties            6,652     6,449     6,210     6,809     26,120
                    ---------  --------  --------  --------  ---------
     Total revenue    81,669   111,449   129,230   125,514    447,862
                    ---------  --------  --------  --------  ---------
Expenses:
  Cost of sales (a)    6,573     8,982    10,173    10,338     36,066
  Selling, general
   and
   administrative    195,053   157,838   123,222   130,398    606,511
  Research and
   development        18,827    15,119    17,203    16,169     67,318
                    ---------  --------  --------  --------  ---------
     Total expenses  220,453   181,939   150,598   156,905    709,895
                    ---------  --------  --------  --------  ---------
Net income
 (loss)(a)         $(138,784) $(70,490) $(21,368) $(31,391) $(262,033)
                    =========  ========  ========  ========  =========
ICOS Corporation's
 share of net
 income (loss)     $ (69,237) $(35,090) $(10,528) $(15,541) $(130,396)
                    =========  ========  ========  ========  =========

(a) Cost of sales includes $103 per month of license fee amortization applicable only to Eli Lilly and Company's interest in Lilly ICOS LLC.

    CONTACT: ICOS Corporation
             Lacy Fitzpatrick, 425-415-2207